UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Priority Income Fund, Inc. Pathway Energy Infrastructure Fund, Inc.
(Name of Registrant as Specified In Its Charter)

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PRIORITY INCOME FUND, INC.
PATHWAY ENERGY INFRASTRUCTURE FUND, INC.
10 East 40th Street, 42nd Floor
New York, New York 10016
(212) 448-0702
SUPPLEMENT TO THE
COMBINED PROXY STATEMENT
2016 Joint Annual Meeting of Stockholders
The following information supplements the combined proxy statement, or Proxy Statement, furnished in connection with the solicitation of proxies by the Boards of Directors (the “Boards” and each, the “Board”) of each of Priority Income Fund, Inc. (“Priority”) and Pathway Energy Infrastructure Fund, Inc. (“Pathway” and together with Priority, each the “Fund”), each a Maryland corporation, for use at our 2016 Joint Annual Meeting of Stockholders, or the Annual Meeting, to be held on Friday, December 2, 2016, at 12:00 p.m., Eastern Time, at 10 East 40th Street, 44th Floor, New York, New York 10016, and at any postponements, adjournments or delays thereof. Although each Fund is a separate investment company that holds an annual meeting of stockholders, the Funds’ Proxy Statements have been combined into this Proxy Statement to reduce the Funds’ expenses for soliciting proxies for the Annual Meeting. This supplement to the Proxy Statement (this "Supplement") is first being mailed to stockholders on or about November 10, 2016. THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
This Supplement updates the biographical information for Robers S. Aisner, an Interested Director of both Funds, as follows:
Robert S. Aisner
Mr. Aisner serves as a director of Behringer Harvard Opportunity REIT II, Inc. and Monogram Residential Trust. Until October 31, 2016, Mr. Aisner was also a member of the Board of Managers and Chief Executive Officer and President of Behringer Harvard Holdings. During the past five years Mr. Aisner has also served as an executive and director of TIER REIT, Inc. and Behringer Harvard Opportunity REIT I, Inc. All of the foregoing entities are or have been affiliates of our Adviser.
Mr. Aisner was selected as a director based on his familiarity with the Funds’ dealer manager’s operations and extensive investment management experience. From 1996 until joining Behringer in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a NYSE-listed REIT focused on the development, acquisition and management of upscale apartment communities, which served as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company that oversaw all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities. Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group. From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President. Mr. Aisner is a member of the Board of Directors of the Folsom Institute of Real Estate, the Investment Company Institute, the Board of Directors of the Association of Foreign Investors in Real Estate, the Board of Directors of the National Multi-Housing Council, the Urban Land Institute and the Pension Real Estate Association. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire. Each Board believes that this experience allows Mr. Aisner to offer valuable insight and advice with respect to raising capital and implementing each Fund’s investment strategies.
To the extent that any information in this Supplement conflicts with the information in the Proxy Statement, then this Supplement shall control and shall be deemed to amend and replace such information in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 2, 2016
The following materials relating to this Proxy Statement, as applicable, are available at www.priority-incomefund.com/proxymaterials and www.pathway-energyfund.com/proxymaterials:

•	this Proxy Statement;

•	the accompanying Notice of Annual Meeting; and

•	the Funds’ Annual Reports for the fiscal year ended June 30, 2016.

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